UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
 _____________________________________

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ENSTAR GROUP LIMITED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 11, 2020

The following information supplements and amends the 2020 Proxy Statement (the “Proxy Statement”) of Enstar Group Limited (the “Company”), first made available to our shareholders on April 28, 2020, in connection with the solicitation of proxies by our board of directors for the 2020 Annual Meeting of Shareholders to be held at 9:00 a.m. Bermuda time on Thursday, June 11, 2020 by means of a virtual-only meeting over live webcast. So long as you were a holder of record of our voting ordinary shares as of the close of business on April 15, 2020, you or your proxyholder can attend the meeting, submit your questions, and vote your shares electronically at the virtual Annual General Meeting by visiting www.virtualshareholdermeeting.com/ESGR2020. This supplement to the Proxy Statement (this "Supplement") is being filed with the Securities and Exchange Commission on May 29, 2020. The information contained in this Supplement modifies and supersedes any inconsistent information contained in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE 2020 PROXY STATEMENT

Except as supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Supplement in its entirety together with the Proxy Statement. This supplemental disclosure is being provided to our shareholders to update information regarding the composition of our board of directors.

Gender Diversity on the Board

As described in the Proxy Statement, our Board seeks to identify highly qualified director candidates who represent a mix of backgrounds and experiences that will improve the Board’s ability, as a whole, to serve our needs and the interests of our shareholders. The Board considers diversity to include gender, ethnicity, nationality, age, sexual orientation, geographic background, and other personal characteristics. The Board's diversity policy requires the Nominating and Governance to actively consider diversity in its regular assessments of board composition and in its efforts to identify potential director candidates, including specifically instructing any director search firm (if engaged) to include diverse candidates in its search.

Our Board includes directors with diverse characteristics, including ethnicity, nationality, age, geography, experience and background. Following the resignation of Sandra Boss on April 1, 2020, however, the Board no longer has at least one female director. Our Nominating and Governance Committee is in the process of conducting a search aimed at appointing a female director, and our Board is committed to appointing a woman to the board not later than April 1, 2021.

Solicitation of Proxies

In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, other than reimbursement for actual expenses incurred in connection with the solicitation. In addition, we have retained Innisfree M&A Incorporated, located at 501 Madison Avenue, 20th Floor, New York, NY, 10022, a professional proxy solicitation firm, to provide customary solicitation services for a fee of approximately $20,000 plus out of pocket expenses. If you have any questions about the proxy materials, the 2020 Annual Meeting or how to vote your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.